UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 9, 2023

2U, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE
(STATE OF INCORPORATION)

001-36376	26-2335939
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

7900 Harkins Road
Lanham, MD	20706
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(301) 892-4350

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TWOU	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment and Extension to Term Loan Credit and Guaranty Agreement

2U, Inc. (the “Company”) is party to that certain Term Loan Credit and Guaranty Agreement, dated June 28, 2021 (as modified, supplemented, amended, or amended and restated from time to time, including the Second Amendment (defined below), the “Credit Agreement”), among the Company, as borrower, the subsidiaries of the Company party thereto, as guarantors (the “Guarantors”), the lender parties thereto, and Alter Domus (US) LLC as administrative agent and collateral agent (the “Agent”).

The Company has been in discussions with the term loan lenders concerning amending and extending the term loans under the Credit Agreement (the “Transaction Discussions”). As a result of the Transaction Discussions, the Company and the lenders have agreed on the terms set forth in that certain Extension Amendment, Second Amendment and First Incremental Agreement to Credit and Guaranty Agreement to be entered into on January 9, 2023 (the “Second Amendment”) by and among the Company, the Guarantors, the lender parties thereto, and the Agent, pursuant to which the Credit Agreement will be amended to, among other things, extend certain near-term maturities (the “Transaction”). The provisions of the Second Amendment (and the Credit Agreement as amended thereby) will become effective upon the satisfaction of certain conditions set forth therein (including, without limitation, delivery of customary ancillary documentation, the funding of the notes referenced below and the prepayment of certain existing term loans), which must occur prior to January 13, 2023. In addition, as part of the Transaction, the Company intends to use cash on its balance sheet and the proceeds from the issuance of $147 million aggregate principal amount of 4.50% Senior Unsecured Convertible Notes due 2030 (the “Notes”) to reduce the outstanding principal amount of term loans outstanding under the Credit Agreement from $567 million to $380 million.

Pursuant to the Second Amendment, the lenders thereunder have agreed to, among other amendments, extend the maturity date of the term loans thereunder from December 28, 2024 to December 28, 2026 (or, if more than $40 million of the Company’s convertible senior notes due 2025 remain outstanding on January 30, 2025, January 30, 2025) and to provide a senior secured first lien revolving loan facility to the Company in the principal amount of $40 million. The termination date for such revolving loans will be June 28, 2026 (or, if more than $50 million of the Company’s convertible senior notes due 2025 remain outstanding on January 1, 2025, January 1, 2025).

Loans under the Credit Agreement will bear interest at a per annum rate equal to (i) with respect to term loans, a base rate or the Term SOFR rate, as applicable, plus a margin of 5.50% in the case of the base rate loans and 6.50% in the case of Term SOFR loans and (ii) with respect to revolving loans, a base rate or the Term SOFR rate, as applicable, plus a margin of 4.50% in the case of the base rate loans and 5.50% in the case of Term SOFR loans. If the term loans under the Credit Agreement are prepaid or amended prior to the six month anniversary of the Second Amendment in connection with a Repricing Event (as defined in the Credit Agreement), the Company shall pay a prepayment premium of 1.0% of the amount of the loans so prepaid.

The obligations under the Credit Agreement are guaranteed by certain of the Company’s subsidiaries (the Company and the Guarantors, collectively, the “Credit Parties”). The obligations under the Credit Agreement are secured, subject to customary permitted liens and other agreed-upon exceptions, by a perfected security interest in all tangible and intangible assets of the Credit Parties, except for certain customary excluded assets.

The Credit Agreement contains customary affirmative covenants, including, among others, the provision of annual and quarterly financial statements and compliance certificates, maintenance of property, insurance, compliance with laws and environmental matters. The Credit Agreement contains customary negative covenants, including, among others, restrictions on the incurrence of indebtedness, granting of liens, making investments and acquisitions, paying dividends, repurchases of equity interests in the Company and entering into affiliate transactions and asset sales. The Credit Agreement contains (i) a financial covenant for the benefit of the lenders that requires the Company to maintain minimum Recurring Revenues (as defined in the Credit Agreement) as of the last day of any period of four consecutive fiscal quarters of the Company commencing with fiscal quarter ending September 30, 2021 through the maturity date and (iii) three financial covenants solely for the benefit of the revolving lenders, in respect of a maximum consolidated senior secured net leverage ratio, a maximum consolidated total net leverage ratio, and a minimum consolidated fixed charge coverage ratio. The Credit Agreement also provides for customary events of default, including, among others: non-payment of obligations; bankruptcy or insolvency event; failure to comply with covenants; breach of representations or warranties; defaults on other material indebtedness; impairment of any lien on any material portion of the Collateral (as defined in the Credit Agreement); failure of any material provision of the Credit Agreement or any guaranty to remain in full force and effect; a change of control of the Company; and material judgment defaults. The occurrence of an event of default could result in the acceleration of obligations under the Credit Agreement.

If an event of default under the Credit Agreement occurs and is continuing, then, at the request (or with the consent) of the lenders holding the applicable requisite amount of commitments and loans under the Credit Agreement, upon notice by the administrative agent to the borrowers, the obligations under the Credit Agreement shall become immediately due and payable. In addition, if the Credit Parties become the subject of voluntary or involuntary proceedings under any bankruptcy, insolvency or similar law, then any outstanding obligations under the Credit Agreement will automatically become immediately due and payable.

The description of the Credit Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference into this Item 1.01. The Credit Agreement and the above description have been included to provide investors with information regarding the terms of the Credit Agreement. It is not intended to provide any other factual information about the Company or any other parties to the Credit Agreement or their respective affiliates or equityholders. The representations, warranties and covenants contained in the Credit Agreement were made only for the purposes of the Credit Agreement and as of the specific dates, were solely for the benefit of the parties thereto, may have been used for purposes of allocating risk between each party rather than establishing matters of fact, may be subject to a contractual standard of materiality different from that generally applicable to investors and may be subject to qualifications or limitations agreed upon by the parties in connection with the negotiated terms, including being qualified by schedules and other disclosures made by each party. Accordingly, investors should not rely on the representations, warranties and covenants in the Credit Agreement as statements of factual information.

Private Placement of Convertible Notes

In connection with the issuance of its 4.50% Senior Unsecured Convertible Notes due 2030, the Company entered into purchase agreements dated January 9, 2023 between the Company and the purchasers (the “Purchasers”) thereunder (the “Purchase Agreements”). Pursuant to the Purchase Agreements, the Purchasers agreed to purchase from the Company, and the Company agreed to issue and sell to the Purchasers, $147 million aggregate principal amount of Notes for cash proceeds to the Company of approximately $127 million. The Company expects to enter into an indenture dated on or about January 11, 2023, between the Company, as Issuer and Wilmington Trust, National Association as trustee (the “Indenture”), pursuant to which the Notes will be issued.

The Notes will bear interest at 4.50% payable semi-annually in arrears and will mature on February 1, 2030, unless repurchased, redeemed or converted in accordance with their terms prior to such date. Pursuant to the Purchase Agreement, the Purchasers also received customary resale registration rights in respect of the common stock issuable upon conversion of the Notes.

The Notes will be convertible by holders thereof following issuance at an initial conversion price of $9.00, or a conversion rate of 111.1111 shares of the Company’s common stock per $1,000.00 principal amount of Notes. Upon conversion, the Notes may be settled in shares of the Company’s common stock, cash or a combination of cash and shares of the Company’s common stock, at the Company’s option. Holders of the Notes will have the right to require the Company to repurchase all or a portion of their Notes at 100% of their principal amount, plus any accrued and unpaid interest, upon the occurrence of certain events. Additionally, the Notes are subject to a customary 19.99% beneficial ownership cap for any shares issued upon conversion thereof.

The Company may not redeem the Notes prior to the third anniversary of the issue date of the Notes. On or after the third anniversary of the issue date of the Notes the Company may redeem for cash all or any portion of the Notes if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Company provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption. The redemption price will equal 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, subject to a customary make-whole premium in connection with a conversion upon redemption. No sinking fund is provided for the Notes.

When issued, the Notes will be senior, unsecured obligations and will be equal in right of payment with the Company’s senior, unsecured indebtedness; senior in right of payment to the Company’s indebtedness that is expressly subordinated to the Notes; effectively subordinated to the Company’s senior, secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and structurally subordinated to all indebtedness and other liabilities, including trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s subsidiaries.

The description of the Purchase Agreements set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreements, copies of which are filed as Exhibits 10.2 and 10.3 hereto and incorporated by reference into this Item 1.01.

Item 2.02.	Results of Operations and Financial Condition.

The disclosure set forth in Item 7.01 of this Current Report is incorporated by reference in its entirety into this Item 2.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

The information set forth under Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.

The Notes will be issued to the Purchasers in reliance upon Section 4(a)(2) of the Securities Act in transactions not involving any public offering. Any shares of the Company’s common stock that may be issued upon conversion of the notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders.

Item 7.01.	Regulation FD Disclosure.

The Company issued a press release on January 9, 2023 announcing the Second Amendment and agreement to issue the Notes. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act, or the Exchange Act, whether made before or after the date hereof, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Extension Amendment, Second Amendment and First Incremental Agreement to Credit and Guaranty Agreement.*

10.2	Purchase Agreement, dated January 9, 2023.*

10.3	Purchase Agreement, dated January 9, 2023. *

99.1	Press release dated, January 9, 2023, “2U Announces Debt Refinancing Transactions.”

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

*

Schedules and other similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementally, copies of any of the omitted schedules and other similar attachments upon request by the Securities and Exchange Commission.

Cautionary Language Concerning Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements regarding the Company, including statements regarding future business expectations, strategy and intentions all of which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained herein, including statements regarding future results of operations and financial position of the Company, including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. The Company has based these forward-looking statements largely on its estimates of its financial results and its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date hereof. The Company undertakes no obligation to update these statements as a result of new information or future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the results predicted, including, but not limited to: risks related to the Company’s ability to maintain minimum Recurring Revenues at required periods during the fiscal quarters through the Maturity Date, trends in the higher education market and the market for online education, and expectations for growth in those markets; the acceptance, adoption and growth of online learning by colleges and universities, faculty, students, employers, accreditors and state and federal licensing bodies; the impact of competition on the Company’s industry and innovations by competitors; the Company’s ability to comply with evolving regulations and legal obligations related to data privacy, data protection and information security; the Company’s expectations about the potential benefits of its cloud-based software-as-a-service technology and technology-enabled services to university clients and students; the Company’s dependence on third parties to provide certain technological services or components used in its platform; the Company’s expectations about the predictability, visibility and recurring nature of its business model; the Company’s ability to meet the anticipated launch dates of its degree programs, short courses and boot camps; the Company’s ability to acquire new university clients and expand its degree programs, short courses and boot camps with existing university clients; the Company’s ability to successfully integrate the operations of its acquisitions, including edX acquisition, to achieve the expected benefits of its acquisitions and manage, expand and grow the combined Company; the Company’s ability to refinance its indebtedness on attractive terms, if at all, to better align with its focus on profitability; the Company’s ability to service its substantial indebtedness and comply with the covenants and conversion obligations contained in the indenture governing its convertible senior notes and the credit agreement governing its revolving credit facility; the Company’s ability to generate sufficient future operating cash flows from recent acquisitions to ensure related goodwill is not impaired; the Company’s ability to execute its growth strategy in the international, undergraduate and non-degree alternative markets; the Company’s ability to continue to recruit prospective students for its offerings; the Company’s ability to maintain or increase student retention rates in its degree programs; the Company’s ability to attract, hire and retain qualified employees; the Company’s expectations about the scalability of its cloud-based platform; potential changes in regulations applicable to the Company or its university clients; the Company’s expectations regarding the amount of time its cash balances and other available financial resources will be sufficient to fund its operations; the impact and cost of stockholder activism; the impact of the significant decline in the market price of the Company’s common stock, including the impairment of goodwill and indefinite-lived intangible assets; the timing, structure and expected impact of the Company’s 2022 Strategic Realignment Plan and the estimated savings and amounts expected to be incurred in connection therewith; the impact of any natural disasters or public health emergencies, such as the coronavirus disease 2019 pandemic; and other factors beyond the Company’s control. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, and other SEC filings. Moreover, the Company operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management to predict all risks, nor can the Company assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements the Company may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2U, INC.

	By:	/s/ Paul S. Lalljie
	Name:	Paul S. Lalljie
Date: January 9, 2023	Title:	Chief Financial Officer